Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2025 relating to the financial statements of Legence Holdings LLC, appearing in Registration Statement No. 333-292022 on Form S-1 of Legence Corp.

/s/ Deloitte & Touche LLP

San Francisco, California

March 6, 2026